UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K


                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported): March 1, 2006


                         OCEAN WEST HOLDING CORPORATION
           -----------------------------------------------------------
             (Exact name of registrant as specified in its charter)


          Delaware                  000-49971                   71-087-6958
(State or other jurisdiction       (Commission                 (IRS Employer
      of incorporation)            File Number)             Identification No.)



                 26 Executive Park, Suite 250, Irvine, CA 92614
--------------------------------------------------------------------------------
               (Address of principal executive offices) (Zip Code)

       Registrant's telephone number, including area code: (949) 861-2590

                                       N/A
   ---------------------------------------------------------------------------
         (Former name or former address, if changed since last report.)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

| | Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

| | Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

| | Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

| | Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4(c))

ITEM 8.01 OTHER EVENTS

      As of March 1, 2006, Ocean West Holding Corporation (the "Company") executed loan documents for a $200,000 bridge loan (the "Bridge Loan") from two lenders, one of whom is Darryl Cohen, the President, Chief Executive Officer and a director of the Company, and the second is Allied International Fund, Inc., both of whom are accredited investors as such term is defined in Rule 501 of Regulation D under the Securities Act of 1933, as amended. The Bridge Loan was completed on March 8, 2006 and is evidenced by secured promissory notes due on the earliest to occur of the closing of one million ($1,000,000) Dollars in debt, equity or other infusion of capital or June 30, 2006. A copy of the form of the promissory note is attached hereto as Exhibit 4.1. A copy of the form of Affidavit for Judgment by Confession sworn to by both Darryl Cohen and Allied International Fund, Inc. is attached hereto as Exhibit 4.2.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits.

NUMBER            DESCRIPTION
------            -----------

4.1 Form of Secured Promissory Note of Ocean West Holding Corporation dated March 1, 2006 (one of two identical notes except for names each in the amount of $100,000).

4.2 Form of Affidavit for Judgment by Confession, dated March 1, 2006 (one of two identical affidavits, except for names)

                                   SIGNATURES


      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated:   March 8, 2006

                                             OCEAN WEST HOLDING CORPORATION


                                             By: /s/  Darryl Cohen
                                                 ------------------------------
                                                      Darryl Cohen
                                                      Chief Executive Officer